11/9/2026
EquipmentShare Reports Third Quarter 2026 Results with Accelerated Organic Growth and Margin Expansion

Columbia, MO. - - (Globe Newswire) - - EquipmentShare.com Inc (Nasdaq: EQPT) (“EquipmentShare” or the “Company”) today reported financial results for the third quarter ended September 30, 2026 which can be found on EquipmentShare’s website at https://ir.equipmentshare.com/.
Third Quarter Highlights
•Total revenue increased 55% year over year to $1,468 million.
•Rental Segment(1) revenue growth accelerated to 49% year over year, reaching $1,113 million on 32% growth in OEC(2).
•Net income was $20 million, compared to $6 million in the third quarter 2025.
•Adjusted Net Income(3) was $46 million, compared to $6 million in the third quarter 2025.
•Rental Segment Adjusted EBITDA increased 52% year over year to $491 million, with margin expanding approximately 70 basis points year over year and 130 basis points sequentially to 44%.
•Mature rental locations(1)(4) Adjusted EBITDA margins were 54% on a TTM(5) basis.
“We delivered another exceptional quarter, with 32% growth in OEC producing 49% growth in Rental Segment revenue and 52% growth in Rental Segment Adjusted EBITDA, while margins expanded both year over year and sequentially,” said Jabbok Schlacks, Founder and Chief Executive Officer of EquipmentShare. “Strong fleet absorption and the maturation of our network were meaningful drivers of that performance. Mature rental locations generated 54% margins on a trailing twelve-month basis and we expect over 260 mature sites by year-end, up 76 since the start of 2026. Alongside that, customers are taking on larger, more complex projects and consolidating their spend with us on one platform that combines equipment, technology and service. Given our visibility into customer demand, we are confident in our full-year 2026 outlook and see an opportunity to outperform it.”
“Construction teams have no patience for technology that adds steps, so we build T3 to be intuitive, reliable and useful in the flow of work,” said Willy Schlacks, Founder and President of EquipmentShare. “This quarter we advanced touchless equipment access, machine-mounted 360-degree safety and capture systems, and our next-generation telemetry device. Across all three, the goal is the same: make the equipment more useful and give customers better visibility and control.”

Financial Summary

	Three Months Ended			Twelve Months Ended
($ in millions, except for operational locations)	September 30,			September 30,
	2026	2025	change	2026	2025	change
Total revenue	$1,468	$945	55%	$5,476	$4,362	26%
Equipment Rental and Services Operations	$1,113	$746	49%	$3,556	$2,523	41%
Equipment Sales	$294	$167	76%	$1,706	$1,758	(3)%
All Other	$61	$32	91%	$214	$81	164%
Rental Segment Adjusted EBITDA	$491	$324	52%	$1,535	$1,036	48%
Rental Segment Adjusted EBITDA Margin	44%	43%	68 bps	43%	41%	210 bps
OWN Program Payouts	$254	$185	37%	$906	$644	41%
Net income	$20	$6	233%	$75	$25	200%
Adjusted Net Income(3)	$46	$6	667%	$143	$25	472%
Adjusted Core EBITDA(6)	$594	$424	40%	$2,080	$1,520	37%
New market start-up costs(7)	$59	$70	(16)%	$234	$246	(5)%
Operational locations(4)	448	373	20%	448	373	20%
Original Equipment Cost	$10,663	$8,053	32%	$10,663	$8,053	32%
________________
(1)Refers to the Equipment Rental and Services Operations segment.
(2)Refers to Original Equipment Cost (“OEC”) under management, representing the original equipment cost of the Company’s managed rental fleet, including equipment owned by the Company, equipment leased from third parties, and equipment leased through the OWN Program.
(3)Adjusted Net Income is a non-GAAP measure that excludes stock-based compensation expense related to equity awards granted to each of the Company’s Chief Executive Officer and President (the “IPO Founders Awards”). See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures. For the three and twelve months ended September 30, 2026, stock-based compensation expense related to the IPO Founders Awards was $26 million and $68 million, respectively.
(4)Includes 408 full-service rental locations (171 growth and 237 mature), 31 building materials locations, and 9 dealerships as of September 30, 2026, and 342 full-service rental locations (171 growth and 171 mature), 22 building materials locations, and 9 dealerships as of September 30, 2025. Growth sites refers to full-service rental locations opened 24 months or less. Mature sites refers to full-service rental locations opened greater than 24 months.
(5)TTM refers to the trailing twelve month period ended September 30, 2026. See “Trailing Twelve Month Financial Information” for additional information on TTM.
(6)Adjusted Core EBITDA is a non-GAAP measure. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.
(7)New market start-up costs attributable to new locations open less than twelve months.
(8)Refers to the Equipment Sales segment.
(9)Reflects capital expenditures related to our rental equipment fleet, net of proceeds from the sale of rental equipment.
(10)See “Net Debt and Leverage Calculation” for additional information on our calculation of the net leverage ratio.
(11)The Company anticipates the total number of mature rental site locations within our Rental Segment to be 262 sites by the end of 2026, up from 186 for the year ended December 31, 2025.
(12)Includes $278 - $290 million of Sales Segment EBITDA.
(13)NM refers to “not meaningful”.

Third Quarter 2026 Results
•Rental Segment(1) revenue increased 49% to $1,113 million due to significant customer demand and strong fleet absorption. These factors underscore the continued expansion of the Company’s operational location footprint and an increase in the size of the Company’s managed fleet and pricing and equipment mix.
•Sales Segment(8) revenue increased 76% to $294 million due to a $139 million increase in disciplined, selective placements into the OWN Program, partially offset by a decrease of $12 million in the sale of new and used equipment to contractors and other end users.
•Net income increased by $14 million to $20 million due to $53 million of higher operating income, partially offset by $32 million of higher total other expense, net and $7 million of higher income tax provision. Excluding stock-based compensation expense of $26 million related to the IPO Founders Awards, Adjusted Net Income increased in the third quarter by $40 million to $46 million and Adjusted Net Income increased by $118 million to $143 million on a TTM basis.

•Adjusted Core EBITDA increased $170 million to $594 million due to the continued expansion of our full-service rental location footprint and maturation of existing rental sites within the Rental Segment. The Company believes the earnings power embedded in our branch network continues to increase as recently opened locations mature, which should support earnings growth and margin expansion over time.
•The Company opened 18 operational locations during the third quarter, including 17 full-service rental locations and 1 building material location.
•The Company’s OEC under management increased $812 million in the third quarter to $10,663 million comprising of $4,816 million of EquipmentShare owned fleet, $5,765 million of OWN Program fleet, and $82 million of equipment on operating leases. In addition, the appraised value of the OWN Program fleet was $4,213 million as of September 30, 2026.
•Net rental equipment capex(9) for the third quarter was $590 million after gross purchases of rental equipment of $822 million, and was $1,052 million after gross purchases of rental equipment of $2,322 million for the TTM period.
•As of September 30, 2026, total available liquidity was $2,298 million, which included undrawn availability on the asset-based revolving credit facility of $1,939 million and cash and cash equivalents of $359 million.
•Net leverage(10) decreased to 3.4x as of September 30, 2026, from 3.7x as of September 30, 2025.

2026 Outlook

	Year Ending
	December 31, 2026
($ in millions, except for full-service rental locations)	(Current Guidance)
	Low	High
OEC	$11,391	$11,613
Full-Service Rental Locations(11)	427	435
Total Revenue	$5,808	$6,045
Rental Segment(1) Revenue	$3,823	$3,979
OWN Program Payouts	$938	$976
Adjusted Core EBITDA(12)	$2,136	$2,224
Gross Rental Capex	$2,664	$2,886
Net Rental Capex	$980	$1,060
OWN Program % of OEC	55%	60%

The Company does not provide a reconciliation between the expected non-GAAP measures and the most directly comparable GAAP measures for the period reflected above because certain significant information required for such reconciliation is not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amounts of these items that have not yet occurred and are out of the Company’s control or cannot be reasonably predicted. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.
Conference Call
EquipmentShare will hold a conference call discussing third quarter 2026 financial results tomorrow, Tuesday, November 10, 2026 at 7:30 a.m. Central Time. The conference call will be available live via a webcast at ir.equipmentshare.com. Alternatively, the call will be accessible by dialing 585-542-9983 (local) or 833-461-5787 (toll-free). The passcode for both numbers is 294197816. A replay of the webcast will also be hosted on the EquipmentShare investor relations website. Reconciliations of non-GAAP measures that may be discussed on the call are available at ir.equipmentshare.com.

About EquipmentShare
Founded in 2015 and headquartered in Columbia, Missouri, EquipmentShare is a nationwide construction technology and equipment solutions provider dedicated to transforming the construction industry through innovative tools, platforms and data-driven insights. By empowering contractors, builders and equipment owners with its proprietary technology, T3Ⓡ, EquipmentShare aims to drive productivity, efficiency and collaboration across the construction sector. With a comprehensive suite of solutions that includes a fleet management platform, telematics devices and a best-in-class equipment rental marketplace, EquipmentShare continues to lead the industry in building the future of construction. EquipmentShare is listed on the Nasdaq stock exchange under the stock symbol EQPT. For more information, visit https://www.equipmentshare.com.
Forward-Looking Statements
This press release includes certain “forward-looking statements” for purposes of United States federal and state securities laws. Forward-looking statements are statements other than statements of historical fact and can be identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “opportunity,” “outlook,” “plan,” “potential,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or comparable terminology. These forward-looking statements, which include statements regarding our financial and operating performance; our 2026 outlook and guidance, and our belief that we may outperform that outlook; the expected number and maturation of our full-service rental locations, including our expectation of mature rental sites and the expected effect on our growth and margins; our visibility into, and expectations regarding, customer demand; the OWN Program; and the development, features, availability, performance and adoption of T3 and our related technology; are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond EquipmentShare’s control, including but not limited to, risks and uncertainties related to changes in economic conditions and in construction activity and demand; our indebtedness and exposure to changes in interest rates and credit markets; the OWN Program and appraisal values, utilization and rental rates; our ability to open new locations and mature them on our expected timeline and at our expected margins; our ability to purchase equipment and telematics hardware on acceptable terms and timing, including the effects of supply chain disruptions, tariffs and price changes; competition in the equipment rental and construction technology industries; our ability to develop, launch, secure and gain customer acceptance of new T3 products and features on our expected timeline and to realize their expected benefits; failures, defects or security incidents affecting our systems or technology; our ability to manage growth; and other risks and uncertainties. For a further list and description of such risks and uncertainties, please refer to EquipmentShare’s filings with the Securities and Exchange Commission available at www.sec.gov. All forward-looking statements, expressed or implied, included in this press release are made as of the date of this press release and are expressly qualified in their entirety by this cautionary statement. Except as otherwise required by applicable law, EquipmentShare disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
REVENUES
Equipment rental and related services	$985	$672	$2,483	$1,744
Equipment sales	294	167	955	790
Equipment parts and supplies and services	122	70	287	198
Platform:
Telematics	36	15	101	35
Other	31	21	79	41
Total revenues	1,468	945	3,905	2,808

COST OF REVENUES
Direct operating costs	358	220	856	572
OWN Program payouts	254	185	704	512
Equipment sales	243	130	783	654
Platform expense	43	19	106	38
Depreciation and amortization	108	85	296	233
Total cost of revenues	1,006	639	2,745	2,009
Gross profit	462	306	1,160	799

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	345	242	948	680
Operating income	117	64	212	119

OTHER INCOME (EXPENSE)
Interest expense	(88)	(75)	(231)	(207)
Other income, net	7	26	27	40
Total other expense, net	(81)	(49)	(204)	(167)
INCOME (LOSS) BEFORE INCOME TAXES	36	15	8	(48)

Provision for (benefit from) income taxes	16	9	(2)	(23)

NET INCOME (LOSS)	$20	$6	$10	$(25)

Deemed dividends on perpetual preferred stock	(11)	(11)	(26)	(26)
Net income (loss) attributable to common shareholders	$9	$(5)	$(16)	$(51)

Weighted average common shares outstanding:
Basic	254	78	237	78
Diluted (Class A and Common Stock)	222	78	203	78
Diluted (Class B)	38	N/A	34	N/A
Earnings (loss) per common share:
Basic earnings (loss) per common share	$0.03	$(0.06)	$(0.07)	$(0.66)
Diluted earnings (loss) per common share (Class A and Common Stock)	$0.03	$(0.06)	$(0.07)	$(0.66)
Diluted earnings (loss) per common share (Class B)	$0.03	N/A	$(0.07)	N/A

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except par value)

	September 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$359	$306
Accounts receivable, net	1,154	748
Inventories	478	401
Prepaid costs	240	169
Other current assets	110	106
Total current assets	2,341	1,730
Rental equipment, net	3,836	2,834
Property and other fixed assets, net	570	504
Capitalized software, net	114	110
Right of use assets, operating	740	676
Investments in non-consolidated affiliates	64	59
Intangible assets, net	28	31
Other assets	155	43
Total assets	$7,848	$5,987

LIABILITIES, PERPETUAL PREFERRED STOCK, AND EQUITY
Accounts payable	$116	$95
Accrued liabilities	627	609
Manufacturer flooring plans payable	102	74
Current portion of long-term debt	2	4
Current portion of operating lease liabilities	83	69
Current portion of finance lease liabilities	19	19
Current portion of financing obligations	6	10
Total current liabilities	955	880
Long-term debt, net of current portion, original issue discounts, and debt issuance costs	4,227	3,268
Operating lease liabilities, net of current portion	710	655
Finance lease liabilities, net of current portion	219	169
Financing obligations, net of current portion	69	83
Deferred tax liabilities, net	37	43
Other liabilities	—	1
Total liabilities	6,217	5,099

Perpetual preferred stock, net - $0.00000125 par value, 15 shares authorized, 14 and 14 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	381	360

Common stock - $0.00000125 par value, no shares authorized, issued and outstanding as of September 30, 2026, 273 shares authorized, 79 shares issued and outstanding at December 31, 2025	—	—
Class A common stock - $0.00000125 par value, 3,500 shares authorized, 216 shares issued and outstanding at September 30, 2026, no shares authorized, issued and outstanding as of December 31, 2025	—	—
Class B common stock - $0.00000125 par value, 200 shares authorized, 38 shares issued and outstanding at September 30, 2026, no shares authorized, issued and outstanding as of December 31, 2025	—	—
Convertible preferred stock, net - $0.00000125 par value, no shares authorized, issued and outstanding as of September 30, 2026, 149 shares authorized, 142 shares issued and outstanding at December 31, 2025	—	430
Treasury stock, at cost, 5 and 5 shares at September 30, 2026 and December 31, 2025, respectively	(7)	(7)
Additional paid-in-capital	1,286	105
Retained earnings (accumulated deficit)	(27)	—
Accumulated other comprehensive income (loss)	(2)	—
Total equity	1,250	528
Total liabilities, perpetual preferred stock, and equity	$7,848	$5,987

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Nine Months Ended
	September 30,
	2026	2025
OPERATING ACTIVITIES
Net income (loss)	$10	$(25)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization expense	341	261
Amortization of debt issuance costs and original issue discounts	14	16
Allowance for credit losses and doubtful accounts	30	19
Change in operating lease cost	98	85
Stock-based compensation expense	71	3
Deferred taxes	(6)	(25)
Other	11	(24)
Change in operating assets and liabilities:
Accounts receivable	(437)	(171)
Inventories	(94)	(46)
Prepaid costs and other assets	(136)	(100)
Accounts payable and manufacturer flooring plans payable	(4)	(26)
Accrued liabilities	19	105
Operating lease liabilities	(96)	(86)
Net cash used in operating activities	(179)	(14)
INVESTING ACTIVITIES
Purchases of rental equipment	(1,839)	(1,297)
Proceeds from sale of rental equipment	715	604
Purchases of and deposits on property and other fixed assets	(182)	(197)
Proceeds from sale of property and other fixed assets	4	1
Investments in internally developed software	(25)	(30)
Purchases of investments in equity and debt securities	(55)	(27)
Proceeds from sale of investments in equity and debt securities	37	12
Acquisition of businesses, net of cash acquired	(12)	(44)
Net cash used in investing activities	(1,357)	(978)
FINANCING ACTIVITIES
Proceeds from long-term debt	3,767	1,365
Payments on long-term debt	(2,810)	(315)
Payments of debt issuance costs	(16)	(3)
Payments on finance leases	(14)	(8)
Proceeds on financing obligations	—	1
Payments on financing obligations	(7)	(17)
Dividends paid on perpetual preferred stock	(37)	(37)
Proceeds from issuance of Class A common stock upon initial public offering, net of underwriting discount and commissions	706	—
Payments of equity issuance costs	(7)	—
Exercise of stock options	7	2
Other	—	(1)
Net cash provided by financing activities	1,589	987
Net increase (decrease) in cash and cash equivalents	53	(5)
Cash and cash equivalents, beginning of period	306	407
Cash and cash equivalents, end of period	$359	$402

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for interest	$165	$172
Cash paid for taxes	3	1
NON-CASH ACTIVITIES:
Purchase of rental equipment remaining in accounts payable and manufacturer flooring plans	$66	$40
Purchase of property and other fixed assets remaining in accounts payable	6	9
Accretion of perpetual preferred stock to redemption value	21	25
Stock-based compensation for capitalized software development	2	—
Equity issued in exchange for acquisition of business and other assets	—	7

Trailing Twelve Month Financial Information
This press release includes certain unaudited financial information for the trailing twelve months (“TTM”) ended September 30, 2026 and 2025, which is calculated as the nine months ended September 30, 2026 and 2025, plus the year ended December 31, 2025 and 2024 less the nine months ended September 30, 2025 and 2024. This presentation is not in accordance with generally accepted accounting principles (“GAAP”). However, the Company believes that this presentation provides useful information to investors regarding our recent financial performance, and management views this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess our historical results. In addition, the Company uses TTM information to evaluate our financial performance for ongoing planning purposes.
Non-GAAP Financial Measures
This press release contains certain financial information that is not presented in accordance with GAAP. Non-GAAP financial measures should not be used as a substitute for the corresponding GAAP measures. Non-GAAP measures in this presentation may be calculated in a way that is not comparable to similarly-titled measures reported by other companies. Non-GAAP measures in this press release include, but are not limited to, “EBITDA”, “Adjusted Earnings Per Share”, “Adjusted Net Income”, “Core EBITDA”, and “Adjusted Core EBITDA”, and certain ratios and other metrics derived therefrom. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of the Company’s profitability, liquidity or performance under GAAP. Schedules that reconcile certain non-GAAP financial measures to a financial measure included in financial statements calculated and presented in accordance with GAAP are included in the below tables.
EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Core EBITDA, and Adjusted Core EBITDA
EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization and non-cash stock compensation expense. The exclusion of these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. The Company believes EBITDA is meaningful to investors because it provides investors with a useful representation of our ongoing operations and performance.
Adjusted Net Income is defined as net income adjusted to exclude stock-based compensation expense related to the IPO Founders Awards. The Company believes Adjusted Net Income is meaningful to investors because it provides investors with a useful representation of our ongoing operations and performance.
Adjusted Earnings Per Share (“Adjusted EPS”) is defined as Adjusted Net Income less deemed dividends on perpetual preferred stock divided by adjusted fully diluted weighted average shares outstanding. The Company believes Adjusted EPS is meaningful to investors because it provides investors with a useful representation of our ongoing operations and performance.
Core EBITDA is defined as the sum of Equipment Rental and Services Operations Segment EBITDA and Equipment Sales Segment EBITDA. The Company believes Core EBITDA is meaningful to investors because it reflects the profitability of our two core segments.
Adjusted Core EBITDA is defined as Core EBITDA adjusted for new market start-up costs attributable to new locations less than twelve months old. The Company believes Adjusted Core EBITDA is meaningful to investors as it is the primary operating performance measure used by the Company to assess its core operating performance.
Adjusted Core EBITDA can also be calculated as EBITDA less amortization and non-cash stock compensation expense, other (income) expense, (gain) loss on sale of properties and other assets, and All Other Segment Adjusted EBITDA, plus the sum of OWN Program payouts, equipment and vehicle operating lease expense, loss (gain) on debt extinguishment, and new market start-up costs. Adjusted Core EBITDA reflects the Company’s underlying operating performance by excluding items unique to the Company’s organic growth and financing strategy such as (i) OWN Program payouts and (ii) new market start-up costs. As a capital-light fleet growth model, the OWN

Program enables third-party participants to own rental equipment deployed and managed by EquipmentShare. When the equipment rents, OWN Program participants receive a portion of the rental revenue generated by the equipment. When equipment is included in the OWN Program rather than purchased and owned or leased directly by the Company, depreciation and interest expense associated with that equipment are reduced, while OWN Program payouts are recorded as cost of revenues. This shift increases cost of revenues and decreases depreciation and interest expense. Excluding OWN Program payouts assists investors in evaluating the Company’s business and performance relative to industry peers as no other company uses a similar model.
New market start-up costs reflect the upfront investments required to support our continued geographic expansion. As the only large-scale equipment rental provider that is fully focused on organic growth, excluding new market start-up costs provides greater transparency with respect to the Company's financial condition and results of operation as it enhances comparability with industry peers.
These non-GAAP financial measures should be considered supplemental to and are not a substitute for financial information prepared in accordance with GAAP. Our use of the terms EBITDA and Adjusted Core EBITDA may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies.

(See Accompanying Tables)

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
Segment Information
($ in millions)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
	2026	2025	change	2026	2025	change
Equipment Rental and Services Operations
Reportable segment revenue	$1,113	$746	49.2%	$3,556	$2,523	40.9%
Reportable segment Adjusted EBITDA	$491	$324	51.5%	$1,535	$1,036	48.2%
Reportable segment Adjusted EBITDA margin	44.1%	43.4%	68 bps	43.2%	41.1%	210 bps
Equipment Sales
Reportable segment revenue	$294	$167	76.0%	$1,706	$1,758	(3.0)%
Reportable segment Adjusted EBITDA	$44	$30	46.7%	$311	$238	30.7%
Reportable segment Adjusted EBITDA margin	15.0%	18.0%	(300) bps	18.2%	13.5%	469 bps

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
Equipment Sales Information
($ in millions)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Equipment sales to OWN Program participants(1)	$243	$104	$1,453	$1,516
Other equipment sales	51	63	253	242
Total revenues - equipment sales	$294	$167	$1,706	$1,758
Cost of equipment sold to OWN Program participants	201	77	1,152	1,295
Cost of other equipment sales	42	53	214	196
Total cost of revenues - equipment sales	$243	$130	$1,366	$1,491
(1)For the three months ended September 30, 2026 and 2025, equipment sales to OWN Program participants included net revenue of $9 million and $15 million, respectively, recognized on an agent basis, with overall transaction values of $62 million and $118 million, respectively. For the twelve months ended September 30, 2026 and 2025, equipment sales to OWN Program participants included net revenue of $109 million and $82 million, respectively, recognized on an agent basis, with overall transaction values of $687 million and $497 million, respectively.

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
EBITDA, Core EBITDA, and Adjusted Core EBITDA GAAP Reconciliation
($ in millions)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Equipment Rental and Services Operations Segment Adjusted EBITDA	$491	$324	$1,535	$1,036
Equipment Sales Segment Adjusted EBITDA	44	30	311	238
Core EBITDA	535	354	1,846	1,274
Plus: New market start-up costs	59	70	234	246
Adjusted Core EBITDA	$594	$424	$2,080	$1,520

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net income	$20	$6	$75	$25
Plus: Provision for (benefit from) income taxes	16	9	35	(10)
Plus: Depreciation and amortization expense	125	95	445	348
Plus: Interest expense	88	75	309	276
Plus: Non-cash stock compensation	27	1	72	4
EBITDA	276	186	936	643
Less: Non-cash stock compensation	—	(1)	(2)	(4)
Less: (Gain) loss on sale of properties and other assets	—	—	(1)	—
Less: Other (income) expense, net	(7)	(26)	(36)	(51)
Plus: OWN Program payouts	254	185	906	644
Plus: Equipment operating lease expense	6	8	25	32
Plus: Loss on debt extinguishment	—	—	8	—
Less: Non-Core EBITDA	6	2	10	10
Core EBITDA	535	354	1,846	1,274
Plus: New market start-up costs	59	70	234	246
Adjusted Core EBITDA	$594	$424	$2,080	$1,520

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
Adjusted Net Income and Adjusted EPS GAAP Reconciliation
($ in millions)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net income	$20	$6	$75	$25
Plus: IPO Founders Awards Stock Compensation Expense	26	—	68	—
Adjusted Net Income	46	6	143	25
Less: Deemed dividends on perpetual preferred stock	(11)	(11)	(37)	(37)
Adjusted Net Income (Loss) used for calculation of adjusted EPS	$35	$(5)	$106	$(12)

Weighted-average common shares used in GAAP diluted net income per share(13)	222	78	NM	NM

Adjusted EPS (Class A and Common Stock)(13):
GAAP diluted earnings per common share	$0.03	$(0.06)	NM	NM
Total impact on diluted earnings per share from non-GAAP adjustments	$0.13	$—	NM	NM
Adjusted EPS	$0.16	$(0.06)	NM	NM

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
Net Debt and Leverage Calculation
($ in millions)

	Twelve Months Ended
	September 30,
	2026	2025
Long-term debt, net of current portion, original issue discounts, and debt issuance costs	$4,227	$3,602
Current portion of long-term debt	2	7
Finance lease liabilities, net of current portion (Equipment)	32	42
Current portion of finance lease liabilities (Equipment)	10	24
Financing obligations, net of current portion (Equipment)	17	20
Current portion of financing obligations (Equipment)	3	7
Cash and cash equivalents	(359)	(402)
Net debt	$3,932	$3,300
EBITDA	936	643
New market start-up costs	234	246
Net leverage ratio	3.4x	3.7x
Contact:
Rhett Butler
VP, Investor Relations
ir@equipmentshare.com
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